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                                                                    EXHIBIT 99.1


AT EPIX MEDICAL
---------------
Michael D. Webb, CEO
Sydney Barrett, Investor Relations Manager
(617) 250-6012



               EPIX ANNOUNCES $30 MILLION OFFERING OF COMMON STOCK


CAMBRIDGE, MA, JANUARY 15, 2002 - EPIX Medical, Inc. (Nasdaq: EPIX), based in Cambridge, Massachusetts today announced it has entered into an arrangement with Robertson Stephens as placement agent for the company to place newly-issued shares. Robertson Stephens has received commitments from a select group of existing and new investors for 2.575 million shares at a price of $12.50 per share. The shares of common stock are being offered through a prospectus supplement pursuant to the company's effective shelf registration statement. Placement of all of the shares committed in the offering will raise net proceeds of approximately $30.2 million.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

EPIX IS A SPECIALTY PHARMACEUTICAL COMPANY BASED IN CAMBRIDGE, MA, ENGAGED IN DEVELOPING TARGETED CONTRAST AGENTS TO TRANSFORM THE DIAGNOSIS AND CLINICAL MANAGEMENT OF DISEASE USING MRI. THE COMPANY'S PRINCIPAL PRODUCT UNDER DEVELOPMENT, MS-325, IS AN INVESTIGATIONAL NEW DRUG DESIGNED TO ENHANCE MRI. TO RECEIVE EPIX MEDICAL'S LATEST NEWS AND OTHER CORPORATE DEVELOPMENTS, PLEASE VISIT THE EPIX MEDICAL WEBSITE AT WWW.EPIXMED.COM.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding EPIX' expectation of the placement of
2.575 million shares and the net proceeds of $30.2 million, EPIX' ability to develop multiple applications for its products ,EPIX' expectations regarding market acceptance of its products, or the like. Such statements are based on management's current expectations and are implied by forward-looking statements. These risks and other additional factors affecting the company's business are discussed in the company's registration statement on Form S-3 filed with the Securities and Exchange Commission on July 19, 2000 and declared effective by the Securities and Exchange Commission on August 24, 2000. EPIX expressly disclaims any obligation or undertaking to release publicly any updates or

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revisions to any forward-looking statements contained herein to reflect any change in EPIX's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.